As filed with the Securities and Exchange Commission on May 3, 2016
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TEARLAB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	3841	59-343-4771
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9980 Huennekens St., Suite 100 San Diego, CA 92121 (858) 455-6006

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wes Brazell Chief Financial Officer TearLab Corp. 9980 Huennekens St., Suite 100 San Diego, CA 92121 (858) 455-6006
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Martin J. Waters Daniel Horwood Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real, Suite 200 San Diego, CA 92130 (858) 350-2300	Wes Brazell Chief Financial Officer TearLab Corp. 9980 Huennekens St., Suite 100 San Diego, CA 92121 (858) 455-6006	Joseph A. Smith Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105-0302 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Class A Units consisting of:
(i)Common Stock $0.001 par value
(ii)Warrants to purchase Common Stock
Class B Units consisting of:
(i)Series A Convertible Preferred Stock
(ii)Warrants to purchase Common Stock
Common Stock issuable upon conversion of Series A Convertible Preferred Stock
Common Stock issuable upon exercise of Warrants to purchase Common Stock
Placement agent’s Warrants to purchase Common Stock
Shares of Common Stock issuable upon exercise of placement agent’s Warrants
Total	$2,250,000	$227

(1) Represents only the increase in aggregate offering price. The registrant previously registered securities with an aggregate offering price not to exceed $15,000,000 on a Registration Statement on Form S-1 (File No- 333-210326) as amended (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 3, 2016. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Registration Statement, or $2,250,000, is hereby registered.

(2) Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, TearLab Corporation, a Delaware corporation, is filing this registration statement with the Securities and Exchange Commission, or the SEC. This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-210326), which we originally filed on March 22, 2016, or the Registration Statement, and which the SEC declared effective on May 3, 2016.

We are filing this registration statement for the sole purpose of increasing the aggregate offering price by $2,250,000. This represents a price that represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement is incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 3, 2016.

TEARLAB CORP.

By:	/s/ Joseph Jensen
Joseph Jensen
Chief Executive Officer

Signature	Title	Date

/s/Joseph Jensen	Chief Executive Officer and Secretary	May 3, 2016
Joseph Jensen	(principal executive officer)

/s/ Wes Brazell	Chief Financial Officer
Wes Brazell	(principal financial and accounting officer)	May 3, 2016

*	Chairman of the Board
Elias Vamvakas		May 3, 2016

*	Director
Anthony Altig		May 3, 2016

*	Director
Thomas N. Davidson, Jr.		May 3, 2016

*	Director
Adrienne L. Graves		May 3, 2016

*	Director
Joseph S. Jensen		May 3, 2016

*	Director
Richard L. Lindstrom, M.D.		May 3, 2016

*	Director
Donald Rindell		May 3, 2016

*	Director
Paul Karpecki		May 3, 2016

*	Director
Brock Wright		May 3, 2016

*- By:	/s/ Joseph Jensen
Joseph Jensen
Attorney-in-fact

1

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Mayer Hoffman McCann, P.C., Independent Registered Public Accounting Firm

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)